Exhibit 10.1

LIMITED CONSENT TO

Second Amended and Restated Note Purchase Agreement

THIS LIMITED CONSENT TO THE Second Amended and Restated Note Purchase Agreement (this “Limited Consent”) is effectively dated as of the 18th day of April, 2022, by and among Staffing 360 Solutions, Inc. (the “Company”) and Jackson Investment Group, LLC (“Jackson”).

RECITALS

A. The Company and Jackson are party to that certain Second Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) and Amended and Restated Senior Secured 12% Promissory Note (the “Jackson Note”) dated as of October 26, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time) by and among Jackson, the Company, and certain subsidiaries of the Company signatory thereto. Capitalized terms used in this Limited Consent and not otherwise defined shall have the meaning ascribed to such terms in the Note Purchase Agreement.

B. The Company, Headway Workforce Solutions, Inc. (the “Seller”) and Chapel Hill Partners, LP as the representative of all the stockholders of the Seller (the “Seller’s Representative”) will be party to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 18, 2022 in which the Company shall purchase all of the issued and outstanding common stock, preferred stock and any other equity of the Seller from the Seller’s Representative as duly appointed agent and attorney in fact of Headway and issue to the Seller shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”), pursuant to the Stock Purchase Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Certificate of Designation”) amongst other provisions (the “Headway Acquisition”).

CONSENTS

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Limited Consent, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Jackson hereby agree as follows:

1. Consent for Headway Acquisition and White Oak Debt. Pursuant to this Limited Consent (i) the Headway Acquisition shall be deemed to be a “Permitted Acquisition” under the Note Purchase Agreement and (ii) subject to the limitations set forth below, that certain revolving loan debt in a principal amount of up to $10,000,000 under that certain Amended and Restated Loan and Security Agreement, dated as of June 28, 2019, by and among the Headway Entities (as defined in the Stock Purchase Agreement), as borrowers, and White Oak Commercial Finance, LLC, as lender (the “White Oak Debt”) shall be deemed to be “Permitted Debt” under the Note Purchase Agreement. In addition, the liens of White Oak Commercial Finance, LLC in the equity of the Seller pursuant to the pledge agreement dated as of April 18, 2022, executed by the Company pursuant to which the Company shall pledge and assign to, as additional security for the White Oak Debt, all of the equity interests of the Seller, shall be deemed a “Permitted Lien” under the Note Purchase Agreement. The Company understands and acknowledges that the foregoing consents granted by Jackson are give in reliance on the officer’s certificate substantially in the form attached hereto as Exhibit A executed and delivered by the appropriate officers of the Company to Jackson on the date hereof.

2. Consent for the Issuance of Series H Preferred Stock. Pursuant to this Limited Consent, the authorization and issuance of the 9,000,000 shares of Series H Preferred Stock pursuant to the Stock Purchase Agreement and the Certificate of Designation shall be deemed to be “Permitted Debt” under the Note Purchase Agreement.

3. Consent for Payment of Series H Preferred Stock Preferred Dividends. Pursuant to this Limited Consent, the definition of “Permitted Distributions” shall include the following Restricted Distribution, provided, however, that no Event of Default shall exist, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default on each Quarterly Dividend Payment Date (as defined herein): dividends, out of funds legally available therefor, at the rate equal to the dividend rate of the stated value (as defined in the Certificate of Designation and adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) accruing from the date upon which such shares of Series H Preferred Stock were first issued (the “Preferred Dividend”), in preference and priority to any payment of any dividend on shares of capital stock ranking junior to the Series H Preferred Stock in dividends or liquidation rights. The Preferred Dividend shall be payable quarterly in arrears on March 30th, June 30th, September 30th and December 31st of each calendar year (each such date a “Quarterly Dividend Payment Date”), except that if any Quarterly Dividend Payment Date is not a Business Day, then they shall be payable on the next succeeding Business Day. The Obligors understand and agree that Jackson does not consent to any redemption of the Series H Preferred by the Company or any other Obligor whether at stated maturity or otherwise and that any such redemption is prohibited by the Note Purchase Agreement.

4. Payments and Modifications of the Headway Acquisition. The Company and the Obligors (as defined below) may declare, pay, make or set aside any amount for payment in respect of the Headway Acquisition, including any earn-out payments or other deferred or contingent payments set forth in the Stock Purchase Agreement, if at the time of making such payment and after giving effect to such payment on a pro forma basis (x) there shall exist no Default or Event of Default (each as defined in the Note Purchase Agreement, and including pro forma compliance with the financial covenants recomputed for the end of the most recently completed test period applicable to such financial covenant for which financial statements have been delivered and assuming such payment occurred on the last day thereof).

5. Waiver of Event of Default. The Company is not in compliance with the Adjusted EBITDA set forth in Section 8.17(b) of the Note Purchase Agreement for the months ended December 31, 2021, January 31, 2022, February 28, 2022, and March 31, 2022 (each an “EBITDA Default”). Jackson hereby grants a one-time waiver of Section 8.17(b) of the Note Purchase Agreement for each such EBITDA Default. For the avoidance of doubt, the foregoing is not a continuous waiver of Section 8.17(b) of the Note Purchase Agreement.

6. Waiver of Financial Statements and Other Reports. The Company is not in compliance with the delivery to Jackson of audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Jackson in its reasonable discretion, pursuant to Section 7.1(d) of the Note Purchase Agreement (the “Financial Statements”). Jackson hereby grants a one-time waiver of Section 7.1(d) of the Note Purchase Agreement for those Financial Statements due on or before April 18, 2022 until May 2, 2022. For the avoidance of doubt, the foregoing is not a continuous waiver of Section 7.1(d) of the Note Purchase Agreement.

7. Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a) Each Obligor hereby confirms that all of the representations and warranties set forth in Note Purchase Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, and covenants to perform its respective obligations under the Note Purchase Agreement. To induce Jackson to enter into this Limited Consent, the Obligors represent and warrant that:

(i) except as set forth above, no Default or Event of Default has occurred or is continuing as of the date hereof;

(ii) as of the date hereof and, immediately after giving effect to this Limited Consent and the transactions contemplated hereby, the representations and warranties of the Obligors contained in the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(iii) the execution, delivery and performance by the Obligors of this Limited Consent are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Limited Consent is the legal, valid and binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by the Obligors of this Limited Consent (A) violates any law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Obligors or the Company is a party or by which the Obligors or the Company or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of the Obligors, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b) Each Obligor confirms and agrees that all security interests and Liens granted to Jackson continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Jackson and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. For the avoidance of any doubt, the Collateral secures repayment of the Obligations, and in furtherance thereof, the Obligors hereby reaffirm the grant to Jackson, for the benefit of itself, of a continuing first priority Lien (subject to Permitted Liens) on and security interest in all of the Collateral as security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.

8. Enforceability. This Limited Consent constitutes the legal, valid and binding obligation of each Obligor, and is enforceable against each Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

9. Reaffirmation of Security Interest. Each of the Obligors confirms and agrees that: (i) all security interests and liens granted to Jackson continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Jackson and Permitted Liens. Nothing herein contained is intended to impair or limit the validity, priority and extent of Jackson’s security interest in and liens upon the Collateral.

10. Release. Each Obligor, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge Jackson of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Limited Consent, the Note Purchase Agreement, the Jackson Note, the Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between Jackson and any Obligor or the Company, or (d) any other actions or inactions by Jackson, all on or prior to the date of this Limited Consent. Each Obligor acknowledges that the foregoing release is a material inducement to Jackson’s decision to enter into this Limited Consent and to agree to the modifications contemplated hereunder.

11. Condition Subsequent. Not later than one-hundred eighty (180) days after the date hereof, the Company shall cause the Headway Entities to repay the White Oak Debt in full and for each Headway Entity to become an Obligor under the Note Purchase Agreement in accordance with the appropriate provisions thereof and that following such date that White Oak Debt shall no longer be deemed Permitted Debt. Jackson understand and agrees that the Headway Entities will be entitled to incur Permitted ABL Senior Debt and Permitted Liens pursuant to the MidCap ABL Credit Agreement.

12. Reimbursement of Jackson’s Expenses; Consent Fee. The Company shall within five (5) days after the date of this Limited Consent reimburse Jackson for its costs and expenses incurred in the administration of the Secured Obligations in the amount of $13,943. In addition, the Company shall pay Jackson a consent fee equal to .0075% of the outstanding principal balance of the Notes, which shall be added to the principal balance of the Second Senior Note. Jackson shall keep records of the outstanding balance of the Second Senior Note, which shall be conclusive and binding on the Company absent manifest error. The Company agrees to execute and deliver a new Second Senior Note to Jackson reflecting such additional principal promptly after request by Jackson.

13. No Waiver or Novation. The execution, delivery and effectiveness of this Limited Consent shall not operate as a waiver of any right, power or remedy of Jackson, nor constitute a waiver of any provision of the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, except as set forth above. Except as set forth in Sections 5 and 6, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Note Purchase Agreement, the Jackson Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing or any of Jackson’s rights and remedies in respect of such Defaults or Events of Default. This Limited Consent (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement or the Jackson Note or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.

14. Affirmation. Except as specifically amended pursuant to the terms hereof, the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Obligors. Each Obligor covenants and agrees to comply with all of the terms, covenants and conditions of the Note Purchase Agreement, the Jackson Note, or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Jackson’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Consent to be executed by their authorized officers or members, as the case may be, all as of the day and year first above written.

COMPANY:

STAFFING 360 SOLUTIONS, INC.

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

KEY RESOURCES, INC.

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

		By:	/s/ Brendan Flood
		Name:	Brendan Flood
		Title:	Chairman and Chief Executive Officer

JACKSON INVESTMENT GROUP, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer